Exhibit 32.2

Certification Pursuant to

18 U.S.C. § 1350

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned Chief Financial Officer of Boston Private Financial Holdings, Inc. (the “Company”) hereby certifies that the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2004 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2004	Sincerely,

/s/ Walter M. Pressey
Walter M. Pressey
President and Chief Financial Officer

* This certification shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.